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NEWS UPDATE
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                                                                    EXHIBIT 99.3

    RESORTQUEST INTERNATIONAL ANNOUNCES SECOND QUARTER 2003 FINANCIAL RESULTS
         -COMPANY REALIZES 3.8% INCREASE IN REVPAU AS EBITDA STABILIZES

Destin, FL, August 5, 2003 - ResortQuest International, Inc. (NYSE: RZT), the nation's leading property manager of vacation condos, homes and villas, today announced financial results for the second quarter ended June 30, 2003.

As previously announced today, ResortQuest has agreed to be acquired by Gaylord Entertainment Company (NYSE: GET) in a stock-for-stock acquisition estimated at $177 million, including approximately $68 million of ResortQuest net debt ($71 million in senior debt and $3 million in unrestricted cash). For additional information, please refer to today's joint release, which can be found on http://www.resortquest.com.

SECOND QUARTER HIGHLIGHTS

The following are operational highlights from the second quarter:

- Revenue per available unit ("RevPAU") comparisons increased 3.8% in the second quarter 2003 as compared to prior year versus an 8.1% decline in the first quarter 2003 as compared to prior year.

- Overall average daily rate ("ADR") increased 6.8% in the second quarter 2003 versus a 2.1% increase in the first quarter 2003.

- Continued strength in the Hawaii market evidenced by a 3.4% increase in gross lodging revenues.

- Cross-selling of our guest database created 4%, or $8.4 million, of the Company's gross lodging revenues for the first six months of 2003.

- Portofino, ResortQuest's new marquee resort in Pensacola Beach, FL, officially opened and currently has approximately 135 units and an ADR for the summer in excess of $200.

- The launch of the "Quest for America" cross-selling promotional campaign builds off the success of the Tan Now/Ski Later, Free! Program.

- ResortQuest/Wells Fargo mortgage origination joint venture officially began operations in June.

-        Signed an alliance with AAA's Auto Club Group, giving the group's
         4.1 million members preferred rates on ResortQuest vacation rentals across North America.

- Launched the second ResortQuest Specialist certification process for Travel Agents through Travel Agent Magazine's TA University.

SECOND QUARTER RESULTS

ResortQuest reported revenues of $48.4 million for the second quarter of 2003, which are relatively flat from revenues of $48.9 million for the prior year second quarter. Included in both periods is other revenue from managed entities that primarily relates to reimbursed payroll expense and related benefits. The Company reported net income for the second quarter of 2003 of $1.3 million, compared to net income of $2.2 million in 2002. This translates to diluted earnings per share of $0.07 in the second quarter of 2003, as compared to diluted earnings per share of $0.12 in the second quarter of 2002. Included in the second quarter of 2003 is $366,000 of expenses related to the move of the Company's corporate office to Destin, Florida. As previously disclosed, relocation expenses are excluded from the Company's annual EBITDA(1) margin estimate.

The Company reported EBITDA of $5.9 million in the second quarter of 2003 compared to $6.5 million in the second quarter of 2002, a 9.0% decline. EBITDA per diluted share was $0.31 in the second quarter of 2003 as compared to $0.33 in the second quarter of 2002. The number of ResortQuest diluted shares outstanding for the second quarter of 2002 and 2003 was 19.4 million and 19.3 million, respectively.

For the six months ended June 30, 2003, total revenues declined 3.0% to $95.0 million. Net income for the six-month period was $2.0 million, and diluted earnings per share was $0.11. EBITDA declined 21.3% to $10.6 million compared to $13.5 million in the first six months of 2002. EBITDA per diluted share was $0.55 versus $0.70 in the comparable prior year period. Included in the first six months of 2003 is $672,000 of expenses related to the move of the Company's corporate office to Destin, Florida. The Company estimates that the total cost of the move will be $800,000 to $900,000, which includes actual moving costs and related severance. Management anticipates that the relocation of its corporate office and the continued accounting consolidation from existing operations in Colorado and Hawaii will save ResortQuest over $1 million annually beginning in the second half of 2003. Included in the first quarter of 2002 is $502,000 of expenses related to professional fees resulting from certain employee-related matters and a study to explore financing and strategic growth alternatives. Additionally, in the first quarter of 2002, the Company recorded, upon the adoption of a new accounting principle, an after-tax non-cash goodwill charge of $6.3 million related to its Desert resorts.

"As anticipated, our business experienced a rebound in the second quarter after a challenging first quarter," said Jim Olin, President and Chief Executive Officer of ResortQuest. "We are very pleased by the resilience of our business as we came through the unique challenges that our industry faced during the first part of this year. Our strategy of increasing our focus on the drive-to markets is paying off and we are seeing solid performance in these markets as we progress through the summer months. We are excited to be settled into our new headquarters in Destin, and we are already seeing the benefits of the consolidation of our operations. "

SECOND QUARTER OPERATING HIGHLIGHTS

Total gross lodging revenues were $99.8 million for the second quarter of 2003, compared to $98.3 million in the second quarter of 2002 representing a 1.5% increase. Average daily rate for all lodging in the quarter increased 6.8% to $146.96 as compared to $137.55 in 2002. The Beach resorts, which include the majority of the drive-to destinations, experienced a 2.1% increase in gross lodging revenues to $60.3 million driven by a 5.3% increase in ADR. The Hawaii resorts' gross lodging revenues increased 3.4% to $34.0 million in the second quarter of 2003 from $32.9 million in the second quarter of 2002 as Hawaii continued its strong rebound in May and June as the impact of SARS subsided. The Company experienced declines in gross lodging revenues in both its Desert and Mountain resorts primarily due to lower occupancy levels in fly-to markets during April. Total occupancy levels were down slightly from 49.3% in the second quarter of 2002 to 47.9% in the second quarter of 2003. The total number of exclusively managed units was down 3.9% to 17,854 in 2003 as the Company pared back lower-end units in markets where demand had softened enabling the Company to increase ADR by increasing the occupancy in higher yielding units. The Real Estate and Other income statement line item decreased 16.5% in the second quarter of 2003 from the second quarter in 2002 due to continued weakness in the overall high-end real-estate market.

"As we refine the makeup of our property inventory to better meet the demands of our customers and react to market dynamics, we are pleased that three out of our four regions experienced positive RevPAU growth in the quarter," said Park Brady, Senior Vice President and Chief

Operating Officer. "By focusing on higher performing units, we are seeing a positive impact to ADR, which rose 6.8% in the quarter over the previous year."

"In our effort to more effectively cross-sell our network of properties, we have renamed our successful, long-running `Ski Now/Tan Later' marketing promotion `Quest for America' and expanded its scope to include all markets across our network," added Olin. "This strategy is definitely beginning to reap benefits, as we generated cross-selling gross lodging revenues of over $8 million for the six months ended June 30, 2003. As part of our on-going strategy to standardize and improve the customer experience, we have opened our new management training center in Fort Walton, Florida, where all new managers will receive a consistent and formalized training experience before deployment to the field. While we are encouraged with the upward trends in our property management business as we enter the third quarter, we are also pleased to report that it has been a breakthrough quarter for our First Resort Software unit. We are continuing to experience high market acceptance and sales of not only our flagship software, V12, but also our full range of technology services. These factors, in conjunction with the restructuring of First Resort at the end of 2002, are resulting in a significantly positive impact on the profitability of this operation."

BALANCE SHEET

As previously discussed, the Company plans to merge with Gaylord Entertainment Company in a stock-for-stock acquisition estimated at $177 million, including approximately $68 million of ResortQuest net debt ($71 million in senior debt and $3 million in unrestricted cash). As part of this transaction, Gaylord will provide the Company, subject to the approval of ResortQuest's lenders, a working capital line of credit of up to $10 million. This line of credit, if utilized, will bear interest at 10.5% per annum and will remain outstanding until the earliest to occur of the closing of the acquisition, August 4, 2005, or the termination of the merger agreement. Given the Company's need to fund certain fixed costs during its off season coupled with an anticipated slow down in reservation deposits in October and November due to recently experienced shorter reservation lead times, the Company may be required to utilize this line of credit. The utilization of the line of credit is subject to the consent of ResortQuest's lenders by September 8, 2003.

At June 30, 2003, the Company had $36.9 million in total cash and total debt of $70.5 million, which generated a debt to total capitalization of 35%.

OUTLOOK

The following information is based on current information as of August 5, 2003. The Company does not expect to update full year guidance until next quarter's earnings release; however, the Company may update the full business outlook or any portion thereof at any time for any reason.

The Company expects a continued challenging economic environment for the lodging industry although it is pleased with the drive-to market performance thus far this summer as consumers stay closer to home when taking leisure trips. ResortQuest is benefiting from this situation given its significant inventory in these primarily drive-to markets. The Company's expectations for 2003 are revenues, excluding other revenue from managed properties, of $150-$155 million with EBITDA margin in the 12% range.

CONFERENCE CALL

The previously announced earnings call will now be jointly hosted by ResortQuest International and Gaylord Entertainment and will address today's acquisition announcement. The call will take place today, August 5, 2003 at 11:00 a.m.
(EDT). To participate on the call, please dial (973) 582-2706 and request the ResortQuest conference call. A recording of the call will be available for 7 days by dialing (973) 341-3080 and entering access code 4083269. The call will be simultaneously broadcast over the Internet and will be available thereafter at www.resortquest.com.

(1) EBITDA, defined as earnings before interest, taxes, depreciation and amortization, is presented as supplemental information in the discussion of operating results above and in the accompanied financial tables because the Company believes that analysis of EBITDA (a non-GAAP measure), along with other GAAP measurements, provides a more comprehensive representation of the Company's financial performance. EBITDA is commonly used in the lodging industry as a measure of performance and as a basis for valuation of lodging Companies. EBITDA should not be regarded as an alternative or replacement to any GAAP measurement of performance. All companies do not calculate EBITDA in the same manner. As a result, EBITDA as presented by our Company may not be comparable to similar titles presented by other companies. See the following reconciliation of EBITDA to operating income.

Reconciliation of EBITDA to Net Income:

                                                                  Three Months Ended                   Six Months Ended
                                                               June 30,          June 30,          June 30,           June 30,
                                                                 2002              2003              2002               2003
                                                               --------          --------          --------           --------
EBITDA                                                         $  6,471          $  5,890          $ 13,505           $ 10,627
Depreciation                                                      1,533             1,669             2,963              3,334
Interest and other
   expense, net                                                   1,364             2,031             2,830              3,844
Income taxes                                                      1,340               902             2,892              1,419
Change in acct
   principle, net                                                    --                --             6,280                 --
                                                               --------          --------          --------           --------
Net income                                                     $  2,234          $  1,288          $ (1,460)          $  2,030
                                                               ========          ========          ========           ========

 Corporate Relocation Detail:

 Corporate Relocation Expense                                  $     --          $    366          $     --           $    672
                                                               ========          ========          ========           ========

ABOUT RESORTQUEST INTERNATIONAL

ResortQuest International, the first brand name "real-time" online booking service (WWW.RESORTQUEST.COM) in vacation condominium and home rentals and sales, provides a one-stop resource in over 50 premier resort destinations in the U.S. and Canada. ResortQuest is the nation's leading vacation rental property management company, based on a portfolio of approximately 20,000 vacation rental properties with a combined real estate value estimated in excess of $7.0 billion.

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of ResortQuest and its consolidated subsidiaries to differ materially from those expressed or implied by such forward looking statements. In addition to the factors discussed above, other factors that could cause actual results to differ materially include the risks associated with obtaining the necessary consents and approvals and meeting the other conditions necessary to consummate the merger with Gaylord Entertainment Company and obtain the associated credit line, continued acceptance of the Company's First Resort software, the anticipated slowdown in reservation deposits, poor weather reducing the number of stays at Company managed facilities, the Company's ability to meet its cash needs with available sources of cash, successful integration of additional acquired companies, factors affecting internal growth and management of growth, ResortQuest's acquisition strategy and the availability of financing, the tour and travel industry, seasonality, quarterly fluctuations and general economic conditions, dependence on technology and travel providers, and other factors discussed from time to time in ResortQuest's Securities and Exchange Commission reports, including its annual report on Form 10-K for the year ended December 31, 2002.

Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this filing will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by ResortQuest or any other person that the objectives and plans of the Company will be achieved. The company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or any other reason.

This communication is not a solicitation of a proxy from any security holder of Gaylord Entertainment Company or ResortQuest International, Inc. Gaylord and ResortQuest intend to file a registration statement on Form S-4 with the SEC in connection with the merger. The Form S-4 will contain a prospectus, a proxy statement and other documents for the stockholders' meetings of Gaylord and ResortQuest at which time the proposed transaction will be considered. Gaylord and ResortQuest plan to mail the proxy statement and prospectus contained in the Form S-4 to their respective stockholders. The Form S-4, proxy statement and prospectus will contain important information about Gaylord, ResortQuest, the merger and related matters. Investors and stockholders should read the Form S-4, the proxy statement and prospectus and the other documents filed with the SEC in connection with the merger carefully before they make any decision with respect to the merger. The Form S-4, proxy statement and prospectus, and all other documents filed with the SEC in connection with the merger will be available when filed free of charge at the SEC's web site, www.sec.gov. In addition, all documents filed with the SEC by Gaylord in connection with the merger will be made available to investors free of charge by writing to: Gaylord Entertainment Company, One Gaylord Drive, Nashville, Tennessee 37214, Attn: Investor Relations. All documents filed with the SEC by ResortQuest in connection with the merger will be made available to investors free of charge by writing to:
ResortQuest International, Inc., Suite 203, 8955 Highway 98 West, Destin, Florida 32550, Attn: Investor Relations.

Gaylord, ResortQuest, their respective directors and executive officers may be deemed participants in the solicitation of proxies from Gaylord's stockholders and ResortQuest's stockholders. Information concerning Gaylord's directors and certain executive officers and their direct and indirect interests in Gaylord is contained in its proxy statement for its 2003 annual meeting of stockholders. Information concerning ResortQuest's directors and certain executive officers and their direct and indirect interests in ResortQuest is contained in its proxy statement for its 2003 annual meeting of stockholders. Additional information regarding the interests of these participants in the merger will be available in the proxy statement regarding the merger. Investors can obtain free copies of these documents from the SEC's website, Gaylord and ResortQuest using the contact information above.

                                       ###
INVESTOR RELATIONS CONTACTS:                            MEDIA CONTACTS:
ResortQuest International                               Sloane & Company
Mitch Collins / David Selberg                           Dan O'Connor
(850) 278-4000                                          (212) 446-1865

Sloane & Company
Jenny Lee
(212) 446-1892

                         ResortQuest International, Inc.
                 Condensed Consolidated Statements of Operations
                                   (unaudited)

                                                                    Three Months Ended                    Six Months Ended
                                                               June 30,           June 30,           June 30,           June 30,
(in thousands)                                                   2002               2003               2002               2003
                                                               --------           --------           --------           --------
Revenues
  Property management fees                                     $ 19,929           $ 20,180           $ 45,253           $ 42,736
  Service fees                                                   12,398             12,908             22,698             22,978
  Real estate and other                                           7,549              6,306             12,437             11,350
                                                               --------           --------           --------           --------
                                                                 39,876             39,394             80,388             77,064
  Other revenue from managed entities(1)                          8,981              9,000             17,484             17,887
                                                               --------           --------           --------           --------
    Total revenues                                               48,857             48,394             97,872             94,951

Operating expenses
  Direct operating                                               21,082             21,073             41,224             41,741
  General and administrative                                     12,323             12,431             25,659             24,696
                                                               --------           --------           --------           --------
                                                                 33,405             33,504             66,883             66,437
  Other expenses from managed entities(1)                         8,981              9,000             17,484             17,887
                                                               --------           --------           --------           --------
    Total operating expenses                                     42,386             42,504             84,367             84,324
                                                               --------           --------           --------           --------
EBITDA(2)                                                         6,471              5,890             13,505             10,627

  Depreciation                                                    1,533              1,669              2,963              3,334
                                                               --------           --------           --------           --------
    Total non-cash expenses                                       1,533              1,669              2,963              3,334
                                                               --------           --------           --------           --------
Operating income                                                  4,938              4,221             10,542              7,293
Interest and other expense, net                                   1,364              2,031              2,830              3,844
                                                               --------           --------           --------           --------
Income before income taxes                                        3,574              2,190              7,712              3,449
Provision for income taxes                                       (1,340)              (902)            (2,892)            (1,419)
                                                               --------           --------           --------           --------
Income before the cumulative effect of a change
  in accounting principle                                         2,234              1,288              4,820              2,030

Cumulative effect of a change in
  accounting principle(3)                                            --                 --             (6,280)                --
                                                               --------           --------           --------           --------
Net income (loss)                                              $  2,234           $  1,288           $ (1,460)          $  2,030
                                                               ========           ========           ========           ========
Earnings per share
  Basic and Diluted
    Before cumulative effect of a change in
      accounting principle                                     $   0.12           $   0.07           $   0.25           $   0.11
    Cumulative effect of a change in
      accounting principle                                           --                 --              (0.33)                --
                                                               --------           --------           --------           --------
                                                               $   0.12           $   0.07           $  (0.08)          $   0.11
                                                               ========           ========           ========           ========
EBITDA per diluted share(2)                                    $   0.33           $   0.31           $   0.70           $   0.55
                                                               ========           ========           ========           ========

(1) Other revenue and expenses from managed entities are included in our reported results in response to a recent FASB pronouncement. These costs relate primarily to reimbursed payroll costs and related benefits for managed entities where we are the manager. These costs primarily relate to our Hawaii resorts.

(2) EBITDA, a non-GAAP measure, is defined as earnings before interest, taxes, and depreciation and excludes the cumulative effect of a change in accounting principle.

(3) Beginning January 1, 2002, the Company adopted SFAS Nos. 141 and 142 as it relates to the accounting for goodwill and related amortization. In conjunction with the adoption of these pronouncements, the Company recorded a $6.3 million non-cash goodwill charge, net of a $1.9 million income tax benefit, related to its Desert resorts. Additionally, the Company has ceased recording amortization of all existing goodwill and any goodwill associated with future mergers and acquisitions.

                         ResortQuest International, Inc.
                             Performance Statistics
                                Total System (2)

                                             Three Months Ended                             Six Months Ended
                                          June 30,        June 30,                       June 30,        June 30,
                                            2002            2003           Var              2002            2003           Var
                                          --------        --------        -----          --------        --------        -------
Beach
  Gross Lodging Revenues(1)               $ 59,080        $ 60,332         2.1 %         $ 93,439        $ 88,433          (5.4)%
  Occupancy                                   47.4%           46.1%       (1.3)pts           51.7%           47.0%         (4.7)pts
  ADR                                     $ 180.18        $ 189.69         5.3 %         $ 133.74        $ 140.15           4.8 %
  RevPAU                                  $  85.39        $  87.36         2.3 %         $  69.11        $  65.88          (4.7)%
  Total Units                                9,327           9,155        (1.8)%            9,327           9,155          (1.8)%

Hawaii
  Gross Lodging Revenues(1)               $ 32,938        $ 34,048         3.4 %         $ 70,061        $ 73,551           5.0 %
  Occupancy                                   69.2%           69.9%        0.7 pts           73.5%           73.4%         (0.1)pts
  ADR                                     $ 100.58        $ 109.00         8.4 %         $ 105.80        $ 114.08           7.8 %
  RevPAU                                  $  69.60        $  76.21         9.5 %         $  77.72        $  83.75           7.8 %
  Total Units                                5,512           5,203        (5.6)%            5,512           5,203          (5.6)%

Mountain
  Gross Lodging Revenues(1)               $  5,141        $  4,454       (13.4)%         $ 37,724        $ 33,042         (12.4)%
  Occupancy                                   18.7%           16.2%       (2.5)pts           36.4%           30.5%         (5.9)pts
  ADR                                     $ 110.50        $ 109.27        (1.1)%         $ 204.96        $ 209.14           2.0 %
  RevPAU                                  $  20.67        $  17.70       (14.4)%         $  74.53        $  63.78         (14.4)%
  Total Units                                3,265           3,128        (4.2)%            3,265           3,128          (4.2)%

Desert
  Gross Lodging Revenues(1)               $  1,100        $    923       (16.1)%         $  4,713        $  3,393         (28.0)%
  Occupancy                                   34.8%           26.6%       (8.2)pts           50.3%           40.6%         (9.7)pts
  ADR                                     $  88.25        $ 121.60        37.8 %         $ 124.76        $ 141.00          13.0 %
  RevPAU                                  $  30.75        $  32.30         5.0 %         $  62.81        $  57.31          (8.8)%
  Total Units                                  469             368       (21.5)%              469             368         (21.5)%

Total
  Gross Lodging Revenues(1)               $ 98,259        $ 99,757         1.5 %         $205,937        $198,419          (3.7)%
  Occupancy                                   49.3%           47.9%       (1.4)pts           55.8%           52.1%         (3.7)pts
  ADR                                     $ 137.55        $ 146.96         6.8 %         $ 130.11        $ 136.11           4.6 %
  RevPAU                                  $  67.79        $  70.37         3.8 %         $  72.65        $  70.92          (2.4)%
  Total Units                               18,573          17,854        (3.9)%           18,573          17,854          (3.9)%

(1) Lodging revenues are in thousands and represent the total rental charged to property rental customers. Our revenue represents from 3% to over 40% of the lodging revenues based on the services provided by us.

(2) Total system statistics include all exclusive managed contracts from the period under management through June 30, 2002 and June 30, 2003. Excluded from these statistics are non-exclusive management contracts which approximated 1,500 units as of June 30, 2002 and 1,600 as of June 30, 2003. Also excluded from these statistics are owner use nights and renovation nights which were approximately 12.3% of gross available nights in the three months ended June 30, 2002, 12.9% of gross available nights in the three months ended June 30, 2003, 13.9% of gross available nights in the six months ended June 30, 2002 and 14.2% of gross available nights in the six months ended June 30, 2003.

                         ResortQuest International, Inc.
                             Performance Statistics
                                 Same-Store (2)

                                             Three Months Ended                             Six Months Ended
                                          June 30,        June 30,                       June 30,        June 30,
                                            2002            2003          Var              2002            2003            Var
                                          --------        --------       -----           --------        --------         -----
Beach
  Gross Lodging Revenues(1)               $ 58,937        $ 60,332         2.4 %         $ 93,210        $ 88,433          (5.1)%
  Occupancy                                   47.6%           46.1%       (1.5)pts           51.8%           47.0%         (4.8)pts
  ADR                                     $ 180.74        $ 189.69         5.0 %         $ 134.41        $ 140.15           4.3 %
  RevPAU                                  $  85.97        $  87.36         1.6 %         $  69.59        $  65.88          (5.3)%
  Total Units                                9,248           9,155        (1.0)%            9,248           9,155          (1.0)%

Hawaii
  Gross Lodging Revenues(1)               $ 32,938        $ 34,048         3.4 %         $ 70,061        $ 73,551           5.0 %
  Occupancy                                   69.2%           69.9%        0.7 pts           73.5%           73.4%         (0.1)pts
  ADR                                     $ 100.58        $ 109.00         8.4 %         $ 105.80        $ 114.08           7.8 %
  RevPAU                                  $  69.60        $  76.21         9.5 %         $  77.72        $  83.75           7.8 %
  Total Units                                5,512           5,203        (5.6)%            5,512           5,203          (5.6)%

Mountain
  Gross Lodging Revenues(1)               $  5,141        $  4,454       (13.4)%         $ 37,724        $ 33,042         (12.4)%
  Occupancy                                   18.7%           16.2%       (2.5)pts           36.4%           30.5%         (5.9)pts
  ADR                                     $ 110.50        $ 109.27        (1.1)%         $ 204.96        $ 209.14           2.0 %
  RevPAU                                  $  20.67        $  17.70       (14.4)%         $  74.53        $  63.78         (14.4)%
  Total Units                                3,265           3,128        (4.2)%            3,265           3,128          (4.2)%

Desert
  Gross Lodging Revenues(1)               $  1,100        $    923       (16.1)%         $  4,713        $  3,393         (28.0)%
  Occupancy                                   34.8%           26.6%       (8.2)pts           50.3%           40.6%         (9.7)pts
  ADR                                     $  88.25        $ 121.60        37.8 %         $ 124.76        $ 141.00          13.0 %
  RevPAU                                  $  30.75        $  32.30         5.0 %         $  62.81        $  57.31          (8.8)%
  Total Units                                  469             368       (21.5)%              469             368         (21.5)%

Total
  Gross Lodging Revenues(1)               $ 98,116        $ 99,757         1.7 %         $205,708        $198,419          (3.5)%
  Occupancy                                   49.4%           47.9%       (1.5)pts           55.9%           52.1%         (3.8)pts
  ADR                                     $ 137.70        $ 146.96         6.7 %         $ 130.40        $ 136.11           4.4 %
  RevPAU                                  $  67.98        $  70.37         3.5 %         $  72.89        $  70.92          (2.7)%
  Total Units                               18,494          17,854        (3.5)%           18,494          17,854          (3.5)%

(1) Lodging revenues are in thousands and represent the total rental charged to property rental customers. Our revenue represents from 3% to over 40% of the lodging revenues based on the services provided by us.

(2) For better comparability, the above statistics exclude all non-exclusive management contracts as well as all properties that were not part of ResortQuest for both time periods, which approximated 1,600 units as of June 30, 2002 and June 30, 2003. Also excluded from these statistics are owner use nights and renovation nights which were approximately 12.3% of gross available nights in the three months ended June 30, 2002, 12.9% of gross available nights in the three months ended June 30, 2003, 13.9% of gross available nights in the six months ended June 30, 2002 and 14.2% of gross available nights in the six months ended June 30, 2003.